SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2005

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE

On November 2, 2005, DURECT Corporation (the “Company”) issued a press release regarding the pricing of its underwritten public offering of 7,400,000 shares of common stock, including 32,256 shares offered by certain selling stockholders, at a public offering price of $5.00 per share under the Company’s previously filed shelf Registration Statement on Form S-3 (File No. 333-128979) which was declared effective by the Securities and Exchange Commission on October 25, 2005 (the “Registration Statement”). A copy of the press release is attached to this report as Exhibit 99.1

Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished for purposes of that instruction.

Item 8.01. OTHER EVENTS

On November 1, 2005, the Company entered into an underwriting agreement related to the offering with Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Incorporated, CIBC World Markets Corp. and WR Hambrecht & Co, LLC. The underwriting agreement is being filed as Exhibit 1.1 to this report.

This Current Report is being filed for the purpose of incorporating the information from the underwriting agreement attached as an exhibit hereto by reference into this report and into the Registration Statement.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated November 1, 2005, among the Company, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Incorporated, CIBC World Markets Corp. and WR Hambrecht & Co, LLC.

99.1	Press release dated November 2, 2005, announcing the pricing of the Company’s underwritten common stock offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: November 2, 2005	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

DURECT CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement dated November 1, 2005, among the Company, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Incorporated, CIBC World Markets Corp. and WR Hambrecht & Co, LLC.

99.1	Press release dated November 2, 2005, announcing the pricing of the Company’s underwritten common stock offering